Exhibit 99.1

Contact:	Will Davis
Chief of Staff and Vice President of Investor Relations
Phone: 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Fourth Quarter 2015 Results

Delivers 4Q15 Revenue of $51.9 million and Adjusted EBITDA of $24.6 million

Achieves 2015 Revenue and Adjusted EBITDA of $204.3 million and $92 million, respectively

Provides 2016 Revenue and Adjusted EBITDA guidance of $206 to $210 million and $93 to $96 million, respectively

WAYNESBORO, VA – March 7, 2016 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider in the Mid-Atlantic region, today announced its fourth quarter and full year 2015 financial results and provided 2016 financial guidance.

Total revenue in the fourth quarter of 2015 was $51.9 million, an increase of more than 2% from the prior year period. Total Adjusted EBITDA reached approximately $24.6 million, up more than 9% from the prior year period. Total Data revenue grew over 9% year-over-year to approximately $29.8 million and constituted nearly 58% of total revenue, up from 54% in the prior year period.

In the fourth quarter, total FTTC and Enterprise revenue reached over $19.8 million, up more than 21% year-over-year and constituted 66% of total Data revenue versus 60% in the prior year period. In the aggregate, Ethernet and other advanced fiber technologies accounted for 90-95% of revenue within these two product groups. The Company’s Enterprise revenue grew over 10% on a year-over-year basis for the second consecutive quarter.

“For the full year 2015, I am pleased to announce that Lumos Networks achieved $204.3 million in revenue, up more than 1% from 2014,” said Timothy G. Biltz, President and CEO of Lumos Networks. “Additionally, we reached Adjusted EBITDA of $92 million, up over 2% from 2014.”

Mr. Biltz continued, “We achieved more than $114 million in total Data revenue in 2015, up more than 7% year-over-year. This included FTTC revenue of more than $28 million, up nearly 43% year-over-year, and Enterprise revenue of nearly $46 million, up more than 8%. Collectively, our FTTC and Enterprise revenue surpassed $74 million, up more than 19% year-over-year, which places the Company amongst the leaders in the US fiber industry.”

“In 2016, we expect to further accelerate our transformation into a fiber bandwidth infrastructure provider,” said Mr. Biltz. “We expect to grow our overall revenue and Adjusted EBITDA for the second year in a row and introduce guidance for 2016 revenue of $206-$210 million and Adjusted EBITDA of $93-$96 million. This guidance assumes increased costs from several major projects, including our network expansion into the Richmond and Hampton Roads/Norfolk markets and business separation planning initiatives during the course of the year. The Company targets acceleration of our Data revenue growth rate from 7% in 2015 to 8-10% in 2016, as we continue to see strong bandwidth demand trends, solid sales productivity, robust Enterprise renewal activity and improving installation trends.”

The Company generated operating income of $10.1 million and $36.5 million for the three and twelve months ended December 31, 2015, respectively. Net income attributable to Lumos Networks Corp. was $2.7 million, or 12 cents per diluted share, for the fourth quarter of 2015 and $10.0 million, or 43 cents per diluted share, for the year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	The Company ended 4Q15 with 1,099 unique FTTC sites, up 69 sequentially and an increase of 28% from the prior year. Additionally, Lumos ended the quarter with 1,440 total FTTC connections up nearly 25% from the prior year period.

•	In 2015, Lumos renewed Enterprise accounts totaling $726,000 in monthly recurring charges (“MRC”), up over 17% from the prior year. The total contract value (“TCV”) of renewed Enterprise contracts in 2015 was nearly $32 million, up over 19% from 2014.

•	By the end of the first quarter, the Company expects to have completed the vast majority of its 822-mile network expansion into the Richmond and Hampton Roads/Norfolk metro markets. To date, the Company has already sold annualized Enterprise revenue of $500,000 in the Norfolk/Hampton Roads markets.

•	In 2015, Lumos Networks added 785 organic route miles of fiber, nearly double the 408 miles added in 2014. Additionally, the Company added 255 Enterprise lit buildings in 2015, up over 90% from the 133 buildings added to the Lumos fiber network in 2014.

Business Outlook

For the full year 2016, the Company provides its financial guidance for revenue of $206 to $210 million, Adjusted EBITDA of $93 to $96 million and capital expenditures of $85 to $95 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, CFO, and Will Davis, Chief of Staff and Vice President of Investor Relations to discuss today’s announcement and to review these financial and operational results and financial guidance will be held at 10:00 A.M. (ET) on March 7, 2015.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Fourth Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through March 21, 2016 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10081372

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 8,607 fiber route miles and more than 384,000 total fiber strand miles, Lumos Networks connects 1,099 unique Fiber to the Cell sites, 1,440 total FTTC connections, 34 data centers, including 7 company owned co-location facilities, 1,732 on-net buildings and over 2,800 total on-net locations. In 2015, Lumos Networks generated over $114 million in Data revenue and over $51 million in Adjusted EBITDA over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is net income attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization and accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, equity-based compensation, amortization of actuarial losses, employee separation charges, restructuring charges and gain (loss) on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to divest our legacy business on a timely basis; our ability to effectively allocate capital and implement our network expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$13,267	$14,140
Marketable securities	88,811	16,870
Restricted cash [1]	—	4,208
Accounts receivable, net	20,796	22,925
Other receivables	852	2,113
Income tax receivable	568	172
Prepaid expenses and other	7,215	4,321

Total Current Assets	131,509	64,749

Securities and investments	1,180	914

Property, plant and equipment, net	498,944	429,451

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	11,078	15,884
Deferred charges and other assets	2,364	512

Total Other Assets	113,739	116,693

Total Assets	$745,372	$611,807

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$10,400	$10,227
Accounts payable	14,182	20,257
Dividends payable	—	3,152
Advance billings and customer deposits	13,849	14,029
Accrued compensation	1,191	1,516
Accrued operating taxes	3,907	4,618
Other accrued liabilities	4,974	4,223

Total Current Liabilities	48,503	58,022

Long-Term Liabilities
Long-term debt, net of unamortized discount and debt issuance costs, excluding current portion	456,300	357,950
Retirement benefits	17,029	18,257
Deferred income taxes, net	89,193	82,263
Other long-term liabilities	1,923	1,746
Income tax payable	93	110

Total Long-term Liabilities	564,538	460,326

Stockholders’ Equity	131,392	92,677

Noncontrolling Interests	939	782

Total Equity	132,331	93,459

Total Liabilities and Equity	$745,372	$611,807

[1]	During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals. The project was completed and the grant has ended as of December 31, 2015.

Lumos Networks Corp.

Condensed Consolidated Statements of Income

	Three months ended December 31,		Twelve months ended December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
Operating Revenues	$51,852	$50,685	$204,269	$201,456

Operating Expenses
Network access costs	9,754	9,714	39,310	40,868
Selling, general and administrative [1,2]	19,530	19,818	80,187	64,782
Depreciation and amortization	12,415	12,071	47,527	45,212
Accretion of asset retirement obligations	34	23	139	118
Restructuring charges	1	—	638	—

Total Operating Expenses	41,734	41,626	167,801	150,980

Operating Income	10,118	9,059	36,468	50,476

Other Income (Expenses)
Interest expense	(6,896)	(3,820)	(19,918)	(15,575)
Gain on interest rate swap derivatives	220	97	665	492
Other income, net	203	135	114	664

Income Before Income Tax Expense	3,645	5,471	17,329	36,057

Income Tax Expense	925	2,007	7,146	14,409

Net Income	2,720	3,464	10,183	21,648

Net Income Attributable to Noncontrolling Interests	(46)	(51)	(157)	(120)

Net Income Attributable to Lumos Networks Corp.	$2,674	$3,413	$10,026	$21,528

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:
Earnings per share - basic	$0.12	$0.15	$0.44	$0.97
Earnings per share - diluted	$0.12	$0.15	$0.43	$0.95
Cash Dividends Declared per Share - Common Stock	$—	$0.14	$—	$0.56

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.6 million and $1.2 million for the three months ended December 31, 2015 and 2014, respectively, and $5.9 million and $4.3 million for the twelve months ended December 31, 2015 and 2014, respectively.
[2]	Selling, general and administrative expenses for the three and twelve months ended December 31, 2014 includes $0.6 million and $10.8 million, respectively, of curtailment gains related to the elimination of certain medical benefits under the Company’s postretirement plan.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
(In thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$10,183	$21,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	42,721	36,025
Amortization	4,806	9,187
Accretion of asset retirement obligations	139	118
Deferred income taxes	6,767	14,477
Gain on interest rate swap derivatives	(665)	(492)
Equity-based compensation expense	5,881	4,340
Amortization of debt issuance costs	2,688	1,461
Retirement benefits, net of cash contributions and distributions	(314)	(12,402)
Excess tax benefits from share-based compensation	(165)	—
Other	789	221
Changes in operating assets and liabilities, net	(6,085)	5,226

Net Cash Provided by Operating Activities	66,745	79,809

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(115,675)	(84,100)
Broadband network expansion funded by stimulus grant	(2,578)	(878)
Purchases of available-for-sale marketable securities	(114,478)	(19,516)
Proceeds from sale or maturity of available-for-sale marketable securities	42,200	40,679
Change in restricted cash	4,208	116
Cash reimbursement received from broadband stimulus grant	3,838	116
Other	—	150

Net Cash Used in Investing Activities	(182,485)	(63,433)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	28,000	—
Proceeds from issuance of unsecured notes	148,500	—
Payment of financing costs	(8,192)	—
Principal payments on senior secured term loans	(47,960)	(5,250)
Cash dividends paid on common stock	(3,152)	(12,456)
Principal payments under capital lease obligations	(2,471)	(1,468)
Proceeds from stock option exercises and employee stock purchase plan	356	2,892
Excess tax benefits from share-based compensation	165	—
Other	(379)	(68)

Net Cash Provided by (Used in) Financing Activities	114,867	(16,350)

(Decrease) increase in cash and cash equivalents	(873)	26
Cash and cash equivalents:
Beginning of Year	14,140	14,114

End of Year	$13,267	$14,140

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Twelve months ended:
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue, Gross Margin and Adjusted EBITDA
Revenue
Enterprise Data	11,935	11,560	11,298	11,027	10,833	45,820	42,334
Transport	10,005	9,507	10,036	10,473	10,962	40,021	44,373
FTTC	7,892	7,556	6,755	6,267	5,515	28,470	19,935

Total Data	29,832	28,623	28,089	27,767	27,310	114,311	106,642
Residential and Small Business	16,379	16,560	17,010	17,265	17,423	67,214	72,028
RLEC Access	5,641	5,786	5,854	5,463	5,952	22,744	22,786

Total Revenue	51,852	50,969	50,953	50,495	50,685	204,269	201,456

Gross Margin
Data	85.0%	84.2%	85.5%	86.9%	85.5%	85.4%	85.0%
Residential and Small Business	67.8%	67.4%	65.6%	64.9%	67.0%	66.4%	65.5%

Adjusted EBITDA[1]
Data	14,221	12,395	12,492	12,367	12,629	51,475	51,725
Residential and Small Business	5,556	5,045	5,327	5,627	4,623	21,555	19,900
RLEC Access	4,774	4,834	4,848	4,517	4,621	18,973	18,239

Adjusted EBITDA before Curtailment Gain	24,551	22,274	22,667	22,511	21,873	92,003	89,864
Curtailment Gain[2]	—	—	—	—	567	—	10,774

Total Adjusted EBITDA	24,551	22,274	22,667	22,511	22,440	92,003	100,638

Adjusted EBITDA Margin[1]
Data	47.7%	43.3%	44.5%	44.5%	46.2%	45.0%	48.5%
Residential and Small Business	33.9%	30.5%	31.3%	32.6%	26.5%	32.1%	27.6%
RLEC Access	84.6%	83.5%	82.8%	82.7%	77.6%	83.4%	80.0%
Total Adjusted EBITDA Margin	47.3%	43.7%	44.5%	44.6%	44.3%	45.0%	50.0%

Capital Expenditures	35,557	24,769	26,125	29,224	19,949	115,675	84,100
Adjusted EBITDA less Capital Expenditures	(11,006)	(2,495)	(3,458)	(6,713)	2,491	(23,672)	16,538

Fiber Network Statistics
Fiber Route-Miles	8,607	8,408	8,100	7,955	7,822	8,607	7,822
Fiber Miles[3]	384,094	378,581	369,238	363,189	354,118	384,094	354,118
Fiber Markets	24	24	24	23	23	24	23
FTTC Unique Towers	1,099	1,030	976	907	858	1,099	858
FTTC Total Connections	1,440	1,363	1,307	1,236	1,153	1,440	1,153
On-Network Buildings	1,732	1,642	1,574	1,530	1,477	1,732	1,477
Data Centers[4]	34	33	32	31	31	34	31
Mobile Switching Centers	14	14	14	14	14	14	14

R&SB Statistics
Competitive Voice Connections	73,705	76,380	79,022	81,456	83,406	73,705	83,406
Video Subscribers	5,904	5,760	5,516	5,472	5,352	5,904	5,352
Fiber-to-the-Premise Broadband Connections	8,815	8,007	6,807	6,602	6,358	8,815	6,358
Premises Passed by Fiber[5]	19,400	19,170	18,983	18,142	17,461	19,400	17,461

RLEC Access Lines	25,516	25,902	26,276	26,746	27,257	25,516	27,257

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
[2]	The Company recorded a gain totaling $10.8 million in 2014 related to the curtailment of medical benefits under the Company’s postretirement plan, which gain was not allocated to the operating segments.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 45 fibers per route as of December 31, 2015).
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	Includes residential and small business locations passed by fiber and available for service. Approximately 95% of the premises passed by fiber and available for service as of December 31, 2015 were residential.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2015	2014
For The Three Months Ended December 31,
Net Income Attributable to Lumos Networks Corp.	$2,674	$3,413
Net Income Attributable to Noncontrolling Interests	46	51

Net Income	2,720	3,464
Income tax expense	925	2,007
Interest expense	6,896	3,820
Gain on interest rate swap derivatives	(220)	(97)
Other income, net	(203)	(135)

Operating Income	10,118	9,059
Depreciation and amortization and accretion of asset retirement obligations	12,449	12,094
Amortization of actuarial losses	338	56
Equity-based compensation	1,645	1,231
Restructuring charges	1	—

Adjusted EBITDA	$24,551	$22,440

Adjusted EBITDA Margin	47.3%	44.3%

For The Twelve Months Ended December 31,
Net Income Attributable to Lumos Networks Corp.	$10,026	$21,528
Net Income Attributable to Noncontrolling Interests	157	120

Net Income	10,183	21,648
Income tax expense	7,146	14,409
Interest expense	19,918	15,575
Gain on interest rate swap derivatives	(665)	(492)
Other income, net	(114)	(664)

Operating Income	36,468	50,476
Depreciation and amortization and accretion of asset retirement obligations	47,666	45,330
Amortization of actuarial losses	1,350	248
Equity-based compensation	5,881	4,340
Restructuring charges	638	—
Employee separation charges	—	244

Adjusted EBITDA	$92,003	$100,638

Adjusted EBITDA Margin	45.0%	50.0%

Lumos Networks Corp.

Business Outlook 1 (as of March 7, 2016)

(In millions)	2016 Annual Guidance [1]
Operating Revenues	$206 to $210

Adjusted EBITDA	$93 to $96

Capital Expenditures	$85 to $95

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net (Loss) Income	$(2) to $1
Income tax expense	approximately $2
Interest expense	approximately $30

Operating Income	$30 to $33
Depreciation and amortization	approximately $50
Equity-based compensation charges	approximately $12
Amortization of actuarial losses	approximately $1

Adjusted EBITDA	$93 to $96

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. year end 2015 earnings release dated March 7, 2016.